SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549




                            FORM 8-K

                         CURRENT REPORT

           Pursuant to Section 13 or 15(d)of the Securities
                      Exchange Act of 1934


                      ___________________



                          May 10, 1999

       (Date of Report (date of  earliest event reported))



                       TAYLOR DEVICES, INC.
        (Exact name of registrant as specified in charter)



           New York           0-3498             16-0797789
      (State or other     (Commission File      (IRS Employer
       Jurisdiction of        Number         Identification No.)
        Incorporation



      90 Taylor Drive, North Tonawanda, New York 14120-0748
       (Address of principal executive offices)  (Zip Code)


                           716-694-0800
     (Registrant's telephone number, including area code)




Item 5. Other Events.

In order to reduce Registrant's administrative expenses, on May 10, 1999, the Board of Directors voted unanimously to authorize Registrant's President and Chief Executive Officer, Douglas P. Taylor, to use approximately $75,000 of Registrant's cash on hand to make an offer to purchase all, but not less than all, shares tendered by each and every shareholder who, on June 8, 1999, owns beneficially or of record, fewer than 100 Shares ("Eligible Shareholders") (the "Offer") of Registrant's outstanding common stock, $.025 par value ("Shares"). Acceptance of the Registrant's odd lot tender offer by any shareholder is voluntary. Eligible Shareholders will be paid $3.30 per Share for every Share tendered, and will not be charged any broker's fees, commissions or other
charges.   The Offer will commence on June 11, 1999 and expire on
July 12, 1999, unless extended for an additional period. Shareholders holding shares purchased pursuant to the Registrant's Employee Stock Purchase Plan and Stock Option Plan are not eligible to participate in the Offer.

The Board of Directors and Management of the Registrant make no recommendation as to whether any Eligible Shareholder should accept the Offer.

Exhibits filed as part of this Report:

     Exhibit Number                Page in sequential numbering
                                   System where Exhibit is found

     (99) Press release dated
          June 8, 1999                       3


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   TAYLOR DEVICES, INC.
                                        (registrant)



DATED: June 8, 1999                By: /s/ Douglas P. Taylor
                                Douglas P. Taylor, President
                                And Chief Executive Officer